                                   EXHIBIT 1


                            JOINT FILING AGREEMENT
                            ----------------------


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock of Data Return Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth opposite his or her name.


                                        /s/ NATHAN LANDOW
Date:  February 11, 2000                ----------------------------------------
                                        Nathan Landow

Date:  February 11, 2000                Nathan Landow Family Limited Partnership

                                        By:  Nathan Investments, Inc.,
                                             its general partner



                                        By: /s/ NATHAN LANDOW
                                           -------------------------------------
                                           Nathan Landow, President

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